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[CD&L(R) Logo]


                                                                    EXHIBIT 99.1



CONTACTS:    Russell Reardon, CFO
             CD&L, Inc.
             (201) 487-7740


FOR IMMEDIATE RELEASE


          CD & L, INC., EXTENDS RIGHTS OFFERING UNTIL OCTOBER 15, 2004

SOUTH HACKENSACK, N.J., September 15, 2004 -- CD&L, Inc. (Amex: CDV) today announced that the subscription period for its rights offering to purchase additional shares of its common stock that had been made to holders of its common stock, stock options and certain convertible notes as of August 31, 2004, has been extended until 5:00 p.m., New York City time, on October 15, 2004. CD&L has extended the rights offering in an effort to give holders of rights additional time to participate in the offering.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission and has been declared effective. The rights offering will only be made by means of a prospectus. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities in the rights offering, nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Forward-Looking Statements:
This press release contains forward-looking statements by CD&L regarding the rights offering. Words and expressions such as "will," "would," "expect," "plan," "believe," "seek," "anticipate," hope," "estimate" and similar expressions are intended to identify CD&L's forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, CD&L's ability to complete the rights offering discussed in this press release and changes in economic and market conditions. These and other risks and uncertainties are described in more detail in CD&L's filings with the Securities and Exchange Commission (www.sec.gov) made from time to time, including CD&L's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 2004, as may be amended from time to time, and all subsequent filings with the Securities and Exchange Commission. CD&L makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.